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                                   EXHIBIT 5


                                 June 26, 1998



American Artists Film Corporation
1245 Fowler Street, N.W.
Atlanta, GA 30318

   Re: Registration Statement on Form S-8 Relating to the American Artists Film Corporation 1996 Stock Option Plan, as amended

Gentlemen:

     With respect to the Registration Statement on Form S-8 (the "Registration Statement"), filed by American Artists Film Corporation, a Missouri corporation (the "Company"), with the Securities and Exchange Commission for the purpose of registering under the Securities Act of 1933, as amended, 2,646,052 shares of the Company's Class A common stock and 168,999 shares of the Company's Class B common stock, each with a par value $0.001 per share, for issuance pursuant to the Company's 1996 Stock Option Plan, as amended (the "Plan"), we have examined such documents and questions of law we consider necessary or appropriate for the purpose of giving this opinion. On the basis of such evaluation, we advise you that in our opinion the 2,815,051 shares covered by the Registration Statement, upon the exercise of stock options, at the prices described in the Registration Statement, but not less than the par value thereof, and upon delivery of such shares and payment therefor in accordance with the terms stated in the Plan and the Registration Statement, will be duly and legally authorized, issued and outstanding and will be fully paid and nonassessable.

     We hereby consent to the filing of this opinion as an exhibit to the Registration Statement. In giving this consent, we do not thereby admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or under the rules and regulations of the Securities and Exchange Commission relating thereto.

                            Sincerely,

                            SIMS MOSS KLINE & DAVIS LLP


                            By: /s/  Raymond L. Moss
                                --------------------------------------------
                                Raymond L. Moss


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